EXHIBIT 99.1

LTX-Credence Announces Second Quarter Results

MILPITAS, Calif., March 4, 2009 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of focused, cost-optimized ATE solutions, today announced financial results for its 2009 second fiscal quarter ended January 31, 2009.

Sales for the quarter were $30,401,000. Net loss for the quarter was $(54,546,000), or $(0.43) per share on a GAAP basis. Excluding the net impact of special items totaling $21,075,000, and amortization of purchased intangibles of $4,446,000, the net loss for the quarter was $(29,025,000), or $(0.23) per share on a non-GAAP basis.

Dave Tacelli, chief executive officer and president, commented, "During our second fiscal quarter, business conditions deteriorated even further than expected as evidenced by our preannouncement. While it appears that LTX-Credence may have reached a cycle bottom, it's difficult to predict when there will be consistent improvement in the overall business environment. During this difficult period, we are focused on developing the right products to drive market share growth and reducing our break-even to drive cross-cycle profitability."

Third Quarter Fiscal 2009 Outlook

For the quarter ending April 30, 2009, revenue is expected to be approximately $28 million, plus or minus 10%. The net loss is expected to be in the range of $(0.22) to $(0.19) per share, assuming 127 million shares outstanding. The net loss guidance does not include amortization of purchased intangibles of $4.4 million.

The Company will conduct a conference call today, March 4, 2009, at 4:30 PM EST to discuss this release. The conference call will be simulcast via the LTX-Credence web site (www.ltx-credence.com). Audio replays of the call can be heard through April 3, 2009 via telephone by dialing 888-286-8010, passcode 69779046 or by visiting our web site at www.ltx-credence.com.

Information About Non-GAAP Measures

Due to the merger and the current economic conditions, LTX-Credence will supplement its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net loss for the quarter ended January 31, 2009 excludes the net impact of merger-related and other charges, and amortization of purchased intangibles. Management finds the non-GAAP information to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information would be useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's third fiscal quarter and the merger between LTX Corporation and Credence Systems Corporation completed on August 29, 2008, including the financial guidance on revenue, net loss and loss per share, improvement of the business model, reduction of break-even, the status of merger integration activities, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to successfully integrate LTX's and Credence's operations and employees; current weak worldwide economic conditions; the ability to realize anticipated synergies and cost savings; the risk of fluctuations in sales and operating results; risks related to the timely development of new products, options and software applications and the other factors described in LTX's Annual Report on Form 10-K for the fiscal year ended July 31, 2008 and Credence's Annual Report on Form 10-K for the fiscal year ended November 3, 2007 and LTX-Credence's most recent Quarterly Report on Form 10-Q each filed with the SEC. LTX-Credence disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

Formed by the 2008 merger of LTX Corporation and Credence Systems Corporation, LTX-Credence is a global provider of focused, cost-optimized ATE solutions designed to enable customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.LTX-Credence.com.

LTX-Credence is a trademark of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

                       LTX-CREDENCE CORPORATION

                     CONSOLIDATED BALANCE SHEETS
                           (In thousands)

                                              January 31,    July 31,
                                                 2009          2008
                                             -----------    ----------
 ASSETS                                      (unaudited)
 Current assets:
  Cash and cash equivalents                   $  99,978     $  51,052
  Marketable securities                          15,851        20,410
  Accounts receivable - trade, net               21,599        24,160
  Accounts receivable - other, net                  534         1,245
  Inventories                                    37,012        22,505
  Prepaid expenses and other current assets      25,081         2,750
                                              ----------    ----------
    Total current assets                        200,055       122,122

 Property and equipment, net                     46,545        27,213
 Intangible assets, net                          31,290            --
 Goodwill                                        45,148        14,368
 Other assets                                     5,835         6,024
                                              ----------    ----------

    Total assets                              $ 328,873     $ 169,727
                                              ==========    ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Current portion of long-term debt           $   8,637     $   5,700
  Accounts payable                               26,174        14,058
  Other accrued expenses                         57,922        14,081
  Deferred revenues and customer advances         8,843         1,777
                                              ----------    ----------

    Total current liabilities                   101,576        35,616
                                              ----------    ----------

 Long-term debt, net of current portion          56,531        12,200
 Other long-term liabilities                     31,134         4,631
 Stockholders' equity                           139,632       117,280
                                              ----------    ----------

    Total liabilities and stockholders'
     equity                                   $ 328,873     $ 169,727
                                              ==========    ==========

                       LTX-CREDENCE CORPORATION

                CONSOLIDATED STATEMENTS OF OPERATIONS

            (In thousands, except earnings per share data)
                (unaudited)

                                 Three Months          Six Months
                                     Ended               Ended
                                  January 31,          January 31,
                              ------------------   ------------------
                                2009      2008       2009      2008
                              --------  --------   --------  --------

  Net sales                   $ 30,401  $ 31,022   $ 77,534  $ 60,657

  Cost of sales                 23,754    16,194     50,080    31,373

  Inventory-related provision    5,629        --     19,311        --
                              --------  --------   --------  --------

    Gross profit                 1,018    14,828      8,143    29,284

  Engineering and product
   development expenses         21,705    11,347     42,173    22,983

  Selling, general and
   administrative expenses      15,001     6,921     29,382    13,432

  Impairment of property and
   equipment and consignments      779        --      5,799        --

  Amortization of purchased
   intangible assets             4,446        --      7,410        --

  Acquired in-process
   research and development         --        --      6,200        --

  Restructuring                 14,667        --     18,530        --
                              --------  --------   --------  --------

      Loss from operations     (55,580)   (3,440)  (101,351)   (7,131)

  Other income (expense), net    1,099       334      2,093       550
                              --------  --------   --------  --------

    Loss before provision
     (benefit) for income
     taxes                     (54,481)   (3,106)   (99,258)   (6,581)

  Provision (benefit) for
   income taxes                     65        72        638    (3,179)
                              --------  --------   --------  --------

  Net loss                    $(54,546) $ (3,178)  $(99,896) $ (3,402)
                              ========  ========   ========  ========

  Net loss per share:
  Basic and Diluted           $  (0.43) $  (0.05)  $  (0.85) $  (0.05)

  Weighted average shares
   outstanding:
  Basic and Diluted            126,918    62,510    116,981    62,490

                       LTX-CREDENCE CORPORATION

        RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
               (In thousands, except per share amounts)

                        Three Months           Three Months
                           Ended                  Ended
                        January 31,  Earnings  January 31,   Earnings
                           2009      Per Share    2008      Per Share
                        -----------  --------- ------------ ---------

 GAAP net loss           ($54,546)    ($0.43)    ($3,178)    ($0.05)
  Inventory related
   provision                5,629       0.04          --
  Impairment of property
   and equipment and
   consignments               779       0.01          --
  Amortization of
   purchased intangible
   assets                   4,446       0.03          --
  Restructuring            14,667       0.12          --
                        -----------  --------- ------------ ---------
 Non-GAAP net loss       ($29,025)    ($0.23)    ($3,178)    ($0.05)
                        ===========  ========= ============ =========

CONTACT:  LTX-Credence Corporation
          Mark Gallenberger
          781.467.5417
          mark_gallenberger@ltx-credence.com
          www.ltx-credence.com